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                                                                    EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We hereby consent to the use in the America's Shopping Mall, Inc. Registration Statement on Form SB-2 of our reports dated July 30, 1999 for America's Shopping Mall, Inc., September 10, 1999 for the Deerskin and Joan Cook Catalog Businesses, August 17, 1999 for Dynamic Products Corp. and Subsidiary, August 17, 1999 for Creadis Promotions, Inc. and April 8, 1999 for Heyden Incorporated, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Arthur Yorkes & Company
Arthur Yorkes & Company


New York, New York
May 19, 2000